UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2021

EVmo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

433 N. Camden Drive, Suite 600 Beverly Hills, California	90210
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2021, EVmo, Inc. (the “Company”), entered into a securities purchase agreement (the “Agreement”) with a certain investor (the “Investor”) in connection with the issuance, as of that same date, of a 12.5% original issue discount convertible promissory note (the “Note”) and a common stock purchase warrant (the “Warrant”). The Note has an original principal amount of $2,250,000, with an original issue discount of $250,000. It bears interest at a fixed rate of ten percent (10%), is convertible into shares of the Company’s common stock, par value $0.000001 per share (the “Common Stock”) at a price of $3.00 per share (subject to adjustment as set forth in the Note), and matures on January 12, 2022. The Note contains customary default provisions related to the payment of principal and interest, as well as bankruptcy and creditor assignment. In the event of default, penalties, as provided for in the Note, shall be added to the outstanding balance of the Note.

In addition to the Note, the Company also issued the Warrant to the Investor. The Warrant grants the Investor the right to purchase 187,500 shares of Common Stock at an exercise price of $3.00, subject to adjustment as set forth therein. The Warrant is exercisable at any time within five (5) years of the date of issuance. The Agreement provides that additional warrants, each for 93,750 shares of Common Stock with an exercise price of $3.00 per share, will be issued by the Company to the Investor on the 12th day of each month that the Note remains outstanding.

The Note and the Warrant were issued in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder. The Investor is an accredited investor, as that term is defined in Regulation D of the Securities Act. Any additional warrants to be issued by the Company to the Investor pursuant to the Agreement will be issued in reliance on the same exemption.

The foregoing descriptions of the Agreement, the Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the complete texts of the form documents attached as exhibits hereto.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Convertible Promissory Note
10.1	Form of Securities Purchase Agreement
10.2	Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2021	EVmo, Inc.

	By:	/s/ Stephen M. Sanchez
	Name:	Stephen M. Sanchez
	Title:	Chief Executive Officer